Exhibit 10.1

This COMMISSION AGREEMENT is made on the 31st day of December 2020

BETWEEN CLARK ORIENT COMPANY LIMITED of Room 2906, 29/F, China Online Centre, 333 Lockhart Road, Wan Chai, Hong Kong. Business Registration Number: 71853470

AND AEC SOUTHERN MANAGEMENT LIMITED of Room 2906, 29/F, China Online Centre, 333 Lockhart Road, Wan Chai, Hong Kong. Business Registration Number: 65635745

RECITALS:

Clark Orient Company Limited ("the Company") has agreed to the payment of commission and AEC Southern Management Limited ("the Agent") has agreed to serve the Company on the terms and conditions of this Agreement.

1 .. PRODUCT TO BE COVERED

Name of product:	Rocitin
Standard of product:	30 capsules per box, NMN content 5040mg per bottle
Render of services:	Sales of Rocitin

2. RATE OF COMMISSION

The Commission has been agreed to RMBIO.OO on every bottle sale of Rocitin.

3. ACQUISITION OF RIGHTS TO COMMISSION

The Agent acquires a right to a commission when the Company has received an order and has not without undue delay reject. The Agent has a right to commission of all sales of Rocitin, Section 1, as long as the Agreement is in force. Upon request by the Company, the Agent is also required to advise on the negotiation of the major terms of services with the buyers.

4. LACKING EXECUTION OF ORDERS

If the buyer's obligation to make payment is not fulfilled, the right to a commission is revoked.

The Company must in a given case document that the lack of fulfilment is due to the situation of the buyers or delivery impediments outside the ability of the Company to affect.

5. DATE OF PAYMENT OF COMMISSION

Commission becomes due for payment at the end of each quarter after the quarter in which invoicing occurs to the buyer.

6. TAXATION

CFO of the Company is responsible for the reporting of BIR56M to Inland Revenue Department at the end of April every year. CFO of the Company is also responsible for the retain of BIR56M to the Agent after the submission of

7. GOVERNING LAW

The Agreement shall be governed by and construed in all respects in accordance with all other rights, benefits or protection under the relevant Ordinances of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") and the parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Hong Kong.

If the Agent agrees to the above terms of agreement, kindly acknowledge your agreement by signing and returning a copy of this Agreement to the Company.

For and on behalf of

Clark Orient Company Limited

/s/ CHAU Yu Yam, Anthony
CHAU Yu Yam, Anthony
Chief Financial Officer
Date: 31 December 2020

We, AEC Southern Management Limited, understand and accept the terms and conditions with the Company under this Agreement.

/s/ FANG Congying
FANG Congying
Director
Date: 31 December 2020